Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS EARNINGS FOR THE FOURTH QUARTER OF 2024

Midlothian, Virginia, January 31, 2025. Village Bank and Trust Financial Corp. (the “Company”) (Nasdaq symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the fourth quarter of 2024. Net income for the fourth quarter of 2024 was $1,486,000, or $0.99 per fully diluted share, compared to net income for the fourth quarter of 2023 of $1,692,000, or $1.14 per fully diluted share. For the twelve months ended December 31, 2024, net income was $7,017,000, or $4.69 per fully diluted share, compared to net income for the twelve months ended December 31, 2023, of $1,918,000, or $1.29 per fully diluted share.  The results for the 2024 periods were negatively impacted by $932,000 in pre-tax merger related expenses. The results for the twelve months ended December 31, 2023, were negatively impacted by the balance sheet reposition strategy completed during the third quarter of 2023.

As previously disclosed, on September 23, 2024, the Company, the Bank and TowneBank entered into an Agreement and Plan of Reorganization (the “Agreement”), which provides that, subject to the terms and conditions set forth in the Agreement, the Company and the Bank will merge with and into TowneBank (the “Merger”), with TowneBank being the surviving corporation in the Merger.

The Agreement and the transactions contemplated thereby were approved by the shareholders of the Company on December 19, 2024 and remain subject to the approval of the Federal Deposit Insurance Corporation (“FDIC”), approval of the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia, and other customary closing conditions. The Company and TowneBank anticipate closing the Merger in the first quarter of 2025.

Jay Hendricks, President and CEO of the Company and the Bank, commented, “We are pleased with the Company’s performance during 2024. Asset repricing and stabilizing funding cost are supporting net interest margin growth and helping to offset weakness in the mortgage environment.”

“The commercial bank grew loans, excluding student loans, 8.71% and deposits 2.33% during 2024. Increasing loan yields and disciplined management of our deposit mix and cost supported our net interest margin growth during the year. Our focus remains on core relationship growth, disciplined management of our funding mix and costs, and working with the TowneBank team to efficiently complete the Merger.”

“As of today, we anticipate closing to occur during the first quarter pending regulatory approval, and we look forward to our future partnership with TowneBank.”

Financial Highlights

	Three Months Ended		Year Ended
Metric	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Consolidated
Return on average equity(1)	7.99%	10.45%	9.91%	3.00%
Return on average assets(1)	0.77%	0.91%	0.93%	0.26%
Commercial Banking Segment
Return on average equity(1)	8.84%	12.00%	10.41%	4.62%
Return on average assets(1)	0.85%	1.05%	0.98%	0.40%
Net interest income to average assets	3.75%	3.56%	3.58%	3.38%
Provision for credit losses to average assets	—%	0.03%	0.02%	0.01%
Noninterest income (loss) to average assets	0.50%	0.43%	0.47%	(0.21)%
Noninterest expense to average assets	3.24%	2.66%	2.82%	2.69%
Mortgage Banking Segment
Return on average equity(1)	(0.85)%	(1.54)%	(0.49)%	(1.62)%
Return on average assets(1)	(0.08)%	(0.14)%	(0.05)%	(0.14)%
Net loss before tax to average assets	(0.10)%	(0.17)%	(0.06)%	(0.18)%
(1)	Annualized.

The Company’s results of operations for the three months ended December 31, 2024 were negatively impacted by $932,000 in Merger related expenses in connection with its pending Merger with TowneBank. Excluding the impact of the Merger related expenses, for the three months ended December 31, 2024, the Company would have reported adjusted net income (non-GAAP) of $2,222,000, adjusted basic and diluted earnings per share (non-GAAP) of $1.48, and adjusted return on average equity (annualized) (non-GAAP) of 11.94%, and an adjusted return on assets (annualized) (non-GAAP) of 1.15%. See GAAP to Non-GAAP financial measure reconciliation at the end of this release.

For the year ended December 31, 2024, The Company’s results of operations were negatively impacted by $932,000 in Merger related expenses in connection with its pending Merger with TowneBank. Excluding the impact of the Merger related expenses, for the year ended December 31, 2024, the Company would have reported adjusted net income (non-GAAP)of $7,753,000, adjusted basic and diluted earnings per share (non-GAAP) of $5.19, and adjusted return on average equity (non-GAAP) of 10.95%, and an adjusted return on assets (non-GAAP) of 1.03%. See GAAP to Non-GAAP financial measure reconciliation at the end of this release.

Operating Results

The following table presents quarterly results for the indicated periods (in thousands):

GAAP Operating Results by Segment
	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Pre-tax earnings (loss) by segment
Commercial banking	$1,966	$2,747	$2,255	$2,134	$2,410
Mortgage banking	(201)	(133)	(193)	87	(316)
Income (loss) before income tax expense (benefit)	1,765	2,614	2,062	2,221	2,094
Commercial banking income tax expense	321	536	449	431	468
Mortgage banking income tax expense (benefit)	(42)	(28)	(40)	18	(66)
Net income	$1,486	$2,106	$1,653	$1,772	$1,692

Three months ended December 31, 2024 vs. three months ended December 31, 2023.

The Commercial Banking Segment recorded net income of $1,645,000 for Q4 2024 compared net income of $1,942,000 for Q4 2023.

The following are variances of note for the three months ended December 31, 2024 compared to the three months ended December 31, 2023:

●	Net interest margin (“NIM”) expanded by 19 basis points to 4.02% for Q4 2024 compared to 3.83% for Q4 2023. The expansion was driven by the following:
o	The yield on our earning assets increased by 51 basis points, 5.74% for Q4 2024 compared to 5.23% for Q4 2023. The increase in our yield on earning assets continues to be a result of improvement in our earning asset mix as well as the impact of the rise in interest rates during 2023 and 2024.
o	The increased yield on earning assets was partially offset by the cost of interest-bearing liabilities increasing by 51 basis points to 2.85% for Q4 2024 compared to 2.34% for Q4 2023. The increase in our cost of interest bearing liabilities has been driven by an increase in the rate paid on variable rate debt and market pressures on deposit rates. The rate paid on money market deposit accounts increased 49 basis points to 3.20% for Q4 2024 compared to 2.71% for Q4 2023, and the rate paid on time deposits increased 109 basis points to 3.52% for Q4 2024 compared to 2.43% for Q4 2023. The increase in the rate on time deposits was impacted heavily by the addition of $20.0 million in brokered time deposits at a weighted average rate of 4.89% during the three months ended March 31, 2024. During the three months ended December 31, 2024, $10.0 million in brokered time deposits at a weighted average rate of 4.90% matured and were not replaced due to core deposit growth.
o	While the rate paid on interest bearing liabilities increased by 51 basis points for Q4 2024 as compared to Q4 2023, overall cost of funds increased by 36 basis points, 1.81% for Q4 2024 vs. 1.45% for Q4 2023. The lower increase in cost of funds was driven by our strong non-interest bearing deposits level, which remains near 38% of our deposit base.
●	The Company did not record a provision for credit losses for the three months ended December 31, 2024. The lack of a provision for credit losses was driven primarily by stable local economic conditions and credit quality remaining strong. We believe our current level of allowance for credit losses is sufficient given current economic conditions and projections for unemployment.
●	The Commercial Banking Segment posted noninterest income of $967,000 for Q4 2024 compared to $862,000 for Q4 2023. The variance was primarily the result of the recognition of $186,000 in proceeds from a bank owned life insurance claim on a prior executive who passed away during the quarter, this increase was offset by the recognition of a $74,000 loss on the sale securities during the quarter.
●	The Commercial Banking Segment posted noninterest expense of $6,239,000 for Q4 2024 compared to $4,981,000 for Q4 2023. Noninterest expenses were negatively impacted $932,000 in Merger related expenses during the period and increased staffing costs, software expenses, and increased rewards redemptions associated with debit card usage.

The Mortgage Banking Segment posted a net loss of $159,000 for Q4 2024 compared to a net loss of $250,000 for Q4 2023. The lower loss is a result of efforts to expand revenue opportunities, control expenses, and improve gross margins on loans sold.

Twelve months ended December 31, 2024 vs. twelve months ended December 31, 2023.

The Commercial Banking Segment posted net income of $7,365,000 for the twelve months ended December 31, 2024 compared to $2,953,000 for the twelve months ended December 31, 2023.

The following are variances of note for the twelve months ended December 31, 2024 compared to the twelve months ended December 31, 2023:

●	NIM expanded by 21 basis points to 3.86% for the twelve months ended December 31, 2024 compared to 3.65% for the twelve months ended December 31, 2023. The expansion was driven by the following:

o	The yield on our earning assets increased by 84 basis points, 5.64% for the twelve months ended December 31, 2024 compared to 4.80% for the twelve months ended December 31, 2023. The increase in our yield on earning assets continues to be a result of improvement in our earning asset mix as well as the impact of the rise in interest rates during 2023 and 2024.
o	The increased yield on earning assets was partially offset by the cost of interest-bearing liabilities increasing by 98 basis points to 2.88% for the twelve months ended December 31, 2024 compared to 1.90% for the twelve months ended December 31, 2023. The increase in our cost of funds was driven by an increase in the rate paid on variable rate debt and market pressures on deposit rates. The rate paid on money market deposit accounts increased 118 basis points to 3.15% for the twelve months ended December 31, 2024 compared to 1.97% for the twelve months ended December 31, 2023, and the rate paid on time deposits increased 170 basis points to 3.46% for the twelve months ended December 31, 2024 compared to 1.76% for the twelve months ended December 31, 2023. The increase in the rate on time deposits was impacted heavily by the addition of $20.0 million in brokered time deposits at a weighted average rate of 4.89% during the three months ended March 31, 2024. During the twelve months ended December 31, 2024, $15.0 million in brokered time deposits at a weighted average rate of 4.93% matured and were not replaced due to core deposit growth during the period.
o	While the rate paid on interest bearing liabilities increased by 98 basis points for the twelve months ended December 31, 2024, overall cost of funds increased by 67 basis points, 1.86% for the twelve months ended December 31, 2024 vs. 1.19% for the twelve months ended December 31, 2023. The lower increase in cost of funds was driven by our strong non-interest bearing deposits level, which remained near 38% of our deposit base.

●	The Commercial Banking Segment recorded a provision for credit losses of $150,000 and $50,000 for the twelve months ended December 31, 2024 and December 31, 2023, respectively. The provision for credit losses was driven by loan growth during the period and was supported by stable macroeconomic conditions and credit quality remaining strong. We believe our current level of allowance for credit losses is sufficient given current economic conditions and projections for unemployment.

●	The Commercial Banking Segment posted noninterest income of $3,529,000 for the twelve months ended December 31, 2024 compared to a net loss of $1,553,000 for the twelve months ended December

31, 2023. The variance was primarily the result of the $4,986,000 loss incurred on the sale of available for sale securities during the three months ended September 30, 2024, which was the result of the balance sheet reposition strategy completed during that period.

●	The Commercial Banking Segment posted noninterest expense of $21,232,000 for the twelve months ended December 31, 2024 compared to $19,836,000 for the twelve months ended December 31, 2023. Noninterest expenses were negatively impacted $932,000 in Merger related expenses during the period and increased staffing costs, software expenses, and increased rewards redemptions associated with debit card usage.

The Mortgage Banking Segment posted a net loss of $348,000 for the twelve months ended December 31, 2024 compared to a net loss of $1,035,000 for the twelve months ended December 31, 2023. The lower loss was impacted by the fair value of forward sales commitments associated with the Mortgage Banking Segment’s loans held for sale and interest rate lock commitments being adjusted, during the three months ended March 31, 2024, to properly reflect the timing of income recognition in the life cycle of the interest rate lock commitments and loans held for sale, which resulted in a $233,900 increase to net income for the period, and efforts to expand revenue opportunities, control expenses, and improve gross margins on loans sold.

Loans and Asset Quality

The following table provides the composition of our gross loan portfolio at the end of the periods indicated (in thousands):

Loans Outstanding
Loan Type	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
C&I + Owner occupied commercial real estate	$223,360	$228,625	$226,146	$214,029	$208,869
Nonowner occupied commercial real estate	187,605	184,159	181,229	183,786	167,924
Acquisition, development and construction	57,869	52,908	49,147	43,514	47,495
Total commercial loans	468,834	465,692	456,522	441,329	424,288
Consumer/Residential	132,631	130,664	130,285	129,631	128,532
Student	13,261	13,645	14,156	15,782	17,923
Other	4,138	4,771	4,445	4,596	4,265
Total loans	$618,864	$614,772	$605,408	$591,338	$575,008

Total loans increased by $4,092,000, or 0.67%, from Q3 2024, and increased by $43,856,000 or 7.63%, from Q4 2023.

●	The commercial loan portfolio increased by $3,142,000, or 0.67%, from Q3 2024 and increased by $44,546,000, or 10.50%, from Q4 2023. Growth in the portfolio was driven by building new relationships and expanding core relationships.
●	The consumer/residential loan portfolio grew by $1,967,000 or 1.51%, from Q3 2024 and increased by $4,099,000, or 3.19%, from Q4 2023. The growth from Q4 2023 was driven by growth in 1-4 family residential loans, which was primarily in purchase money adjustable-rate mortgages and home equity loans.

Asset quality

Asset quality remains strong, but we remain vigilant in monitoring our portfolio segments for impacts associated with higher rates. The Bank’s period-end asset quality metrics continue to compare favorably to our peers as follows:

Asset Quality Metrics
	Village					Peer Group
Metric	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2024(1)
Allowance for Credit Losses on Loans/Total Loans	0.60%	0.60%	0.61%	0.60%	0.59%	1.13%
Allowance for Credit Losses on Loans/Nonperforming Loans	1114.70%	1002.49%	950.13%	1272.03%	1176.12%	262.95%
Net Charge-offs (recoveries) to Average Loans(2)	0.00%	(0.02%)	(0.07%)	(0.01%)	(0.00%)	0.05%
Nonperforming Loans/Loans (excluding Guaranteed Loans)	0.06%	0.06%	0.07%	0.05%	0.06%	0.53%
Nonperforming Assets/Bank Total Assets	0.04%	0.05%	0.05%	0.04%	0.04%	0.26%
(1) Source - S&P Global data for VA Banks <$1 Billion in assets as of September 30, 2024.
(2) Annualized.

As of December 31, 2024, the allowance for credit losses was $4.03 million and included an allowance for credit losses on loans of $3.70 million and a reserve for unfunded commitments of $328,200. As of December 31, 2023, the allowance for credit losses was $3.73 million and included an allowance for credit losses on loans of $3.42 million and a reserve for unfunded commitments of $306,000.

The Company did not record a provision for credit losses on loans for the three months ended December 31, 2024. The lack of a provision for credit losses on loans was driven primarily by stable local economic conditions and credit quality remaining strong.

The Company did not record a provision for credit losses for unfunded commitments for the three months ended December 31, 2024. The lack of a provision for credit losses for unfunded commitments was driven by stable balances and strong credit quality.

Non-performing loans as a percentage of loans were consistent, 0.06% at December 31, 2024 compared to 0.06% at December 31, 2023.

The allowance for credit losses on loans to total loans ratio at the Company is 0.60% compared to the peer average of 1.13%. Management considers this level of allowance sufficient and appropriate based on the current economic conditions, projections for unemployment, current asset quality and assessment of the Company’s loan portfolio when compared to peer data.

Deposits

The following table provides the composition of our deposits at the end of the periods indicated (in thousands):

Deposits Outstanding
Deposit Type	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Noninterest-bearing demand	$240,529	$246,838	$236,063	$230,118	$247,624
Interest checking	72,104	69,763	73,305	78,739	76,289
Money market	223,325	236,135	217,147	207,640	195,249
Savings	32,442	31,626	33,892	35,238	39,633
Time deposits	51,022	61,838	68,505	68,534	46,550
Total deposits	$619,422	$646,200	$628,912	$620,269	$605,345

Total deposits decreased by $26,778,000, or 4.14%, from Q3 2024, and increased by $14,077,000, or 2.33%, from Q4 2023. Variances of note are as follows:

●	Noninterest bearing demand account balances decreased by $6,309,000 from Q3 2024 and decreased by $7,095,000 from Q4 2023 and represented 38.83% of total deposits compared to 38.20% as of Q3 2024 and 40.91% as of Q4 2023. The decrease from Q3 2024 was caused by seasonal deposit outflows.

●	Low-cost relationship deposits (i.e., interest checking, money market, and savings) balances decreased $9,653,000 or 2.86%, from Q3 2024 and increased $16,700,000, or 5.37%, from Q4 2023. The increase from Q4 2023 in low-cost relationship deposits was the result of growth in new relationships, seasonal relationship growth as well as some deposits moving from non-interest bearing to interest bearing. The decrease from Q3 2024 in low-cost relationship deposits was the result of seasonal deposit outflows.

●	Time deposits decreased by $10,816,000, or 17.49%, from Q3 2024 and increased by $4,472,000, or 9.61%, from Q4 2023. The decrease from Q3 2024 was primarily driven by the maturity of $10.0 million in brokered time deposits, at a weighted average rate of 4.90%, which were not replaced. The increase from Q4 2023 was the result of the Commercial Bank Segment issuing $20.0 million in brokered time deposits, at a weighted average rate of 4.89%, during the twelve months ended December 31, 2024 to supplement the noninterest-bearing reduction in the early part of 2024. As of December 31, 2024, $15.0 million in brokered time deposits have matured and were not replaced as a result of core deposit growth.

Capital

Shareholders’ equity at December 31, 2024 was $73,739,000 compared to $67,556,000 at December 31, 2023, which resulted in a tangible common equity ratio of 9.75% and 9.17%, as of December 31, 2024 and December 31, 2023, respectively. The $6,183,000 increase in shareholders’ equity during the twelve months ended December 31, 2024, was primarily due to the recognition of net income of $7,017,000, from December 31, 2023 to December 31, 2024, and was offset by the payment of $1,077,000 in cash dividends during the same period.

The Bank continues to maintain a strong, well-capitalized position. The following table presents the regulatory capital ratios for the Bank at the end of the periods indicated:

Bank Regulatory Capital Ratios
Ratios	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Common equity tier 1	13.82%	13.54%	13.44%	13.51%	13.86%
Tier 1	13.82%	13.54%	13.44%	13.51%	13.86%
Total capital	14.45%	14.16%	14.06%	14.13%	14.49%
Tier 1 leverage	11.56%	11.57%	11.33%	11.36%	11.14%

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank.  Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the FDIC.  The Bank has nine branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements.  For this purpose, any statement that is not a statement of historical fact may be deemed to be a forward-looking statement.  These forward-looking statements may include statements regarding profitability, liquidity, allowance for credit losses, interest rate sensitivity, market risk, growth strategy, the proposed Merger with TowneBank, and financial and other goals.  Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning.  You can also identify them by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

●	the Merger may not be consummated in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock;
●	required regulatory approvals for the Merger may not be obtained, or may be obtained subject to unanticipated conditions;
●	the parties to the Agreement may fail to satisfy other conditions to the consummation of the Merger or fail to meet expectations regarding the timing and consummation of the Merger;
●	an event, change or other circumstance could give rise to the termination of the Agreement;
●	the announcement or pendency of the Merger could adversely affect the Company’s business relationships, results of operations, employees and business generally;
●	the proposed Merger may disrupt current plans and operations of the Company and cause difficulties in the Company’s employee retention;
●	the proposed Merger may divert management’s attention from the Company’s ongoing business operations;
●	legal proceedings may be instituted against the Company related to the Agreement or the Merger;
●	the amount of unexpected costs, fees, expenses and other charges related to the Merger;
●	changes in assumptions underlying the establishment of allowances for credit losses, and other estimates;
●	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
●	the ability to maintain adequate liquidity by retaining deposit customers and secondary funding sources, especially if the Company’s or banking industry’s reputation becomes damaged;
●	the effects of future economic, business and market conditions;

●	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
●	our inability to maintain our regulatory capital position;
●	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;
●	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, and soundness of other financial institutions with which we do business;
●	risks inherent in making loans such as repayment risks and fluctuating collateral values;
●	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
●	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
●	governmental monetary and fiscal policies;
●	geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad;
●	changes in accounting policies, rules and practices;
●	reliance on our management team, including our ability to attract and retain key personnel;
●	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
●	demand, development and acceptance of new products and services;
●	problems with technology utilized by us;
●	the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues, and other catastrophic events;
●	changing trends in customer profiles and behavior; and
●	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact Donald M. Kaloski, Jr., Executive Vice President and CFO at 804-897-3900 or dkaloski@villagebank.com.

Financial Highlights
(Dollars in thousands, except per share amounts)

	December 31	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	*
Balance Sheet Data
Total assets	$756,165	$759,465	$747,726	$746,872	$736,616
Investment securities	79,169	83,962	83,124	82,784	105,585
Loans held for sale	4,299	2,442	8,236	7,019	4,983
Loans, net	619,475	615,384	606,086	592,088	575,811
Allowance for credit losses	(3,696)	(3,700)	(3,681)	(3,574)	(3,423)
Deposits	619,422	646,200	628,912	620,269	605,345
Borrowings	59,464	34,464	44,464	54,464	59,464
Shareholders' equity	73,739	74,199	70,142	68,358	67,556
Book value per share	$49.22	$49.63	$46.91	$45.72	$45.25
Total shares outstanding	1,498,097	1,495,160	1,495,160	1,495,251	1,492,879

Asset Quality Ratios
Allowance for credit losses on loans to:
Loans, net of deferred fees and costs	0.60%	0.60%	0.61%	0.60%	0.59%
Nonperforming loans	1114.70%	1002.49%	950.13%	1272.03%	1176.12%
Net charge-offs (recoveries) to average loans(1)	0.00%	(0.02%)	(0.07%)	(0.01%)	0.00%
Nonperforming assets to total assets	0.04%	0.05%	0.05%	0.04%	0.04%

Bank Capital Ratios
Common equity tier 1	13.82%	13.54%	13.44%	13.51%	13.86%
Tier 1	13.82%	13.54%	13.44%	13.51%	13.86%
Total capital	14.45%	14.16%	14.06%	14.13%	14.49%
Tier 1 leverage	11.56%	11.57%	11.33%	11.36%	11.14%

	Three Months Ended
	December 31	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$10,450	$10,336	$9,869	$9,335	$9,130
Interest expense	3,128	3,265	3,259	2,939	2,445
Net interest income before
provision for credit losses	7,322	7,071	6,610	6,396	6,685
Provision for credit losses	—	—	—	150	50
Noninterest income	1,504	1,387	1,391	1,604	1,156
Noninterest expense	7,061	5,844	5,939	5,629	5,697
Income before income tax expense	1,765	2,614	2,062	2,221	2,094
Income tax expense	279	508	409	449	402
Net income	$1,486	$2,106	$1,653	$1,772	$1,692
Earnings per share
Basic	$0.99	$1.41	$1.11	$1.19	$1.14
Diluted	$0.99	$1.41	$1.11	$1.19	$1.14

Performance Ratios
Return on average assets(1)	0.77%	1.11%	0.88%	0.97%	0.91%
Return on average equity(1)	7.99%	11.62%	9.63%	10.50%	10.45%
Net interest margin(1)	4.02%	3.95%	3.75%	3.72%	3.83%

* Derived from audited consolidated financial statements.
(1) Annualized.

Financial Highlights
(Dollars in thousands, except per share amounts)

	Year Ended
	December 31	December 31
	2024	2023
	(Unaudited)	*
Selected Operating Data
Interest income	$39,990	$33,274
Interest expense	12,591	7,986
Net interest income before
provision for credit losses	27,399	25,288
Provision for credit losses	150	50
Noninterest income (loss)	5,886	(36)
Noninterest expense	24,473	23,037
Income before income tax expense	8,662	2,165
Income tax expense	1,645	247
Net income	$7,017	$1,918
Earnings per share
Basic	$4.69	$1.29
Diluted	$4.69	$1.29

Performance Ratios
Return on average assets (1)	0.93%	0.26%
Return on average equity (1)	9.91%	3.00%
Net interest margin (1)	3.86%	3.65%

* Derived from audited consolidated financial statements.
(1) Annualized.

	Three Months Ended	Year Ended
Non-GAAP Reconciliation	December 31, 2024	December 31, 2024

Net Income - GAAP	$ 1,486	$ 7,017
Merger related expenses, net of tax effect	736	736
Adjusted earnings (1)	$ 2,222	$ 7,753

Adjusted earnings per share available to shareholders
Basic	$ 1.48	$ 5.19
Diluted	$ 1.48	$ 5.19

Average shares outstanding, basic	1,497,660	1,495,297
Average shares outstanding, diluted	1,497,660	1,495,297

Performance Ratios
Return on average equity(2)	11.94%	10.95%
Return on average assets(2)	1.15%	1.03%

(1) Non-GAAP Financial Measure
(2) Annualized